UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

July 29, 2025

Date of Report (date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

DE	0-21272	77-0228183
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, CA 95134

(Address of principal executive offices, including zip code)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	SANM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 29, 2025 (the “Signing Date”), Sanmina Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), made by and among the Company, as the initial borrower, one of its subsidiaries named therein as a guarantor, Bank of America, N.A., as administrative agent (in such capacity, the “Agent”) and swing line lender, and the banks and other financial institutions party thereto from time to time as lenders (the “Lenders”) (and in certain cases, as letter of credit issuers as well). The Credit Agreement also includes the ability to add wholly owned subsidiaries of the Company as additional borrowers from time to time, subject to certain documentary requirements in the Credit Agreement.

The Credit Agreement provides for committed senior secured credit facilities in an aggregate principal amount of $3.5 billion (the “Credit Facilities”), consisting of a $1.5 billion revolving credit facility and a $2.0 billion term loan A facility. As of the Signing Date, the commitments under the Credit Agreement are completely unfunded, and the Company’s existing Fifth Amended and Restated Credit Agreement, dated as of September 27, 2022 (the “Existing Loan Agreement”), by and among the Company, the lenders party thereto, and Bank of America, N.A., as administrative agent, remains outstanding and the Company remains obligated under the Existing Loan Agreement.

The Credit Facilities will be initially drawn at the same time as the consummation of the previously disclosed acquisition of ZT Group Int’l, Inc. (“ZT” and such acquisition, the “ZT Acquisition”), and the proceeds of the Credit Facilities will be used initially (the date of such drawing, the “Initial Funding Date”), (a) in the case of the term loan A facility, to finance a portion of the ZT Acquisition, refinance ZT’s existing credit agreement (the “ZT Refinancing”), refinance all amounts outstanding under the Company’s Existing Loan Agreement (the “Sanmina Refinancing”) and to pay fees, costs and expenses relating thereto, and (b) in the case of the revolving credit facility, to fund original issue discount or upfront fees, for working capital and other adjustments in connection with the ZT Acquisition, to fund a portion of the ZT Acquisition, the ZT Refinancing and/or the Sanmina Refinancing, and to pay fees, costs and expenses relating thereto, to fund working capital needs and to replace existing letters of credit of the Company and ZT, as needed. Thereafter, the proceeds of the revolving credit facility will be used for general corporate purposes.

If the closing of the ZT Acquisition, and the initial funding of the Credit Facilities under the Credit Agreement, do not occur by the date that is the fifth (5th) business day following the “Outside Date” (as defined in the Equity Purchase Agreement, dated as of May 18, 2025, governing the ZT Acquisition, without giving effect to any amendment of such Equity Purchase Agreement) (the “Termination Date”) then the commitments under the Credit Facilities will terminate and no drawing may be made.

The borrowings under the Credit Facilities will mature, and the revolving facility commitments will terminate, five years from the Initial Funding Date, subject to extension as provided in the Credit Agreement. Borrowings under the Credit Agreement will bear interest, at the Company’s option, at either a base rate plus an applicable margin ranging from 0.375% to 1.000% or a term SOFR-based rate plus an applicable margin ranging from 1.375% to 2.000% (with the specific margin in effect from time to time within such range governed by a consolidated total net leverage ratio), in each case as set forth in the Credit Agreement. The Company expects that, at the time of the Initial Funding Date, based on the estimated consolidated total net leverage ratio at such time, the applicable margin for base rate and term SOFR-based rate borrowing would be 0.75% and 1.75%, respectively. The Company is also required to pay customary fees, including commitment fees (on the unused portion of the revolving facility) and letter of credit fees, as set forth in the Credit Agreement and related fee letters. During the period commencing on the 60th day following the Signing Date, and ending on (but not including) the Initial Funding Date or the Termination Date, whichever occurs firsts, the Company is required to pay to the Agent, for the ratable benefit of the Lenders, a ticking fee on the aggregate amount of the unfunded commitments under the Credit Facilities, at an annual rate of 0.25%, which ticking fees is payable regardless of whether the Initial Funding Date occurs.

Commencing on the Initial Funding Date, the obligations under the Credit Agreement will be secured by first-priority liens on substantially all of the assets of the Company and the subsidiary guarantors, subject to certain exceptions and thresholds. As of the Signing Date, such assets secure the obligations under the Existing Loan Agreement.

The Credit Agreement contains customary affirmative and negative covenants which will, commencing on the Initial Funding Date when such covenants go into effect, limit the ability of the Company and its subsidiaries to, among other things, incur debt, grant liens, make investments, make certain restricted payments, prepay subordinated indebtedness and sell assets, subject to certain exceptions and baskets. The Credit Agreement will also require, following the Initial Funding Date, that the Company comply with (i) a minimum consolidated cash interest coverage ratio of not less than 3.00 to 1.00 and (ii) a maximum consolidated total net leverage ratio of not greater than 4.00 to 1.00, in each case measured at the end of each fiscal quarter of the Company for the then-ended four fiscal quarter period.

Any of the borrowers may voluntarily prepay loans, and the Company may permanently reduce commitments under the Credit Agreement at any time in specified minimum principal amounts, without premium or penalty (but subject to payment of any applicable term SOFR (or alternative currency term rate) breakage costs).

The Credit Agreement also includes customary events of default, including payment defaults, cross defaults with certain other indebtedness, breaches of covenants or representations and warranties, change in control of the Company and certain bankruptcy or insolvency events. If at any time following the Initial Funding Date an event of default occurs and is continuing, the Agent and the lenders may, among other remedies, declare all outstanding obligations under the Credit Agreement to be immediately due and payable, terminate the lending commitments, require the Company to cash collateralize outstanding letters of credit, and exercise other rights and remedies available to secured creditors under the Credit Agreement and applicable law.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which the Company intends to file as an exhibit to its next periodic report filed with the Securities and Exchange Commission.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements concerning Sanmina Corporation, the ZT Acquisition, the Credit Facilities and other matters. These forward-looking statements address, among other things, anticipated future plans, objectives, strategies, events, results of operations, or financial condition, and are based on current expectations, estimates, and projections. Such statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Forward-looking statements speak only as of the date they are made or as of the specific dates indicated in such statements. These statements should not be relied upon as guarantees or predictions of future events, as actual results or developments may differ materially from those projected or implied, and there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur. Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “anticipates,” “designed,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology. The forward-looking statements in this report relate to, among other things, the expected timing and completion of the ZT Acquisition, the satisfaction of the conditions for the Initial Funding Date to occur, the expected benefits of the Credit Facilities and the expected interest rates at the Initial Funding Date. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. These risks include, among other things: failure to satisfy other closing conditions or to complete the ZT Acquisition on the anticipated terms or timeline, if at all; failure to satisfy the conditions for the Initial Funding Date to occur; failure to realize the expected benefits of the Credit Facilities; and the applicable interest rates at the Initial Funding Date being higher than expected. For a discussion of factors that could cause actual results to differ materially from those contemplated by forward-looking statements, see the section captioned “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2024, subsequent Quarterly Reports on Form 10-Q, and other filings with the SEC. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. The Company does not assume, and hereby disclaims, any obligation to update forward-looking statements, except as may be required by law.

SIGNATURE

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANMINA CORPORATION

By:	/s/ Jonathan Faust
Jonathan Faust
Executive Vice President and Chief Financial Officer

Date:   July 30, 2025